Exhibit 10

                       Consent of Independent Accountants


We hereby consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Janus Adviser Series.



/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
February 13, 2001